                                                                   EXHIBIT 10.3

                           COMPENSATION AGREEMENT
                            MICHAEL G. KERRISON




EFFECTIVE DATE:     February 1, 1999

POSITION:           Chairman/CEO

RESPONSIBILITIES:   Rebuild organization, launch new product, increase market
                    share, rebuild sales and return on investment to shareholders.

COMPENSATION:       For the period February 1, 1999 to December 31, 1999 base
                    salary will be $200,000 per annum paid as follows:
                    -    $150,000 payable in cash as part of the Company's
                         customary payroll practices.
                    -    $50,000 in common stock, payable on signing and
                         priced at the closing price of the Company's stock on the trading day immediately preceding the effective date of this agreement.

                    Thereafter, annual compensation will be adjusted based on achievement of prior year objectives.

                    Quarterly Bonuses:     Ending   5/3/99     $ 5,000
                                           Ending  8/31/99      10,000
                                           Ending 11/30/99      10,000
                                           Ending  2/28/00      10,000
                                                               -------
                                           Total               $35,000 *


                    * Bonuses will be tied directly to quarterly objectives approved by the Board of Directors. Thereafter, bonus payments will be adjusted based on achievement of goals.

BENEFITS:           Kerrison will be eligible to participate in all Company
                    benefits offered to its employees.

ATTORNEY FEES:      The Company will pay for legal fees to review this
                    agreement.

ACCOUNTING FEES:    The Company will pay for accounting fees, up to $1,000,
                    to review the tax liabilities associated with this agreement.

STOCK OPTIONS:      An incentive stock option to purchase 625,000 shares
                    (under the 1997 Stock Option Plan) will be granted upon signing of this agreement. The shares granted under this agreement will vest as follows:
                    -    Two Hundred and Fifty Thousand (250,000) shares will
                         vest immediately upon signing.
                    -    Up to Three Hundred Seventy Five Thousand (375,000)
                         performance shares will vest on May 31, 2000 based on the following schedule for achieving the Fiscal 2000 Business Plan revenue objectives as approved at the January 31, 1999 Special Meeting of the Board of Directors and as may be amended from time to time.

                                                                %      Shares
                                                              Vested   Vested
                                                              ------   -------
                         -    65% of Business Plan revenues     50%    125,000
                         -    70% of Business Plan revenues     60%    150,000
                         -    75% of Business Plan revenues     70%    175,000
                         -    80% of Business Plan revenues     80%    200,000
                         -    85% of Business Plan revenues     85%    212,500
                         -    90% of Business Plan revenues     90%    225,000
                         -    95% of Business Plan revenues     95%    237,500
                         -   100% of Business Plan revenues    100%    250,000
                         -   105% of Business Plan revenues    110%    275,000
                         -   110% of Business Plan revenues    120%    300,000
                         -   115% of Business Plan revenues    130%    325,000
                         -   120% of Business Plan revenues    140%    350,000
                         -   125% of Business Plan revenues    150%    375,000


                    In the event that not all of the 375,000 performance shares become vested in Fiscal Year 2000 and provided that 65% or more of the Business Plan revenue was achieved, the unearned option shares will be eligible to be earned in future fiscal years based on performance that will be determined by the Board of Directors.

                    Shares issued pursuant to this option will expire five years from the date of grant and will have an exercise price equal to the fair market value of the underlying common stock on the grant date. In any event, these shares will vest in their entirety fifty-seven (57) months from the date of grant.

                    To protect the 625,000 option shares from dilution, an equitable increase will be made to maintain Kerrison's fully diluted percentage interest in the Company (only pertaining to the 625,000 option shares or shares received from the exercise of these options) in the event that new shares of common stock are issued above $1.00 subsequent to May 31, 1999. These shares will have an exercise price equal to the fair market value of the underlying common stock on the date these new option shares are granted.

ACCELERATED VESTING
DUE TO CHANGE IN
CORPORATE CONTROL:  Each option share will become fully exercisable upon a change in corporate control, which is defined in paragraph 1.2 of the enclosed 1997 Option Plan.

VACATION:           Six weeks paid vacation per annum.

TRAINING:           The Company will pay for continuing executive education
                    up to $8,000 per annum.

SIGNED:


/s/ Michael G. Kerrison                                  2/1/99
------------------------------------------------         -----------------
Michael G. Kerrison                                      Date


/s/ Philip D. Wolf                                       2/1/99
------------------------------------------------         -----------------
Philip D. Wolf, Corporate Secretary                      Date
For the Board of Directors of PurchaseSoft, Inc.